EXHIBIT 99.2
FIRST FEDERAL BANCORPORATION ODD LOT PROGRAM
FOR HOLDERS OF LESS THAN 100 SHARES                                    [LOGO]
OFFER EXPIRES ______________, 2002
                                                             _____________, 2001

Dear Shareholder:

As a service to our shareholders who are looking for a simple and economic method to sell their shares, we are offering a voluntary odd lot program to
                                                   ---------
holders of less than 100 shares that will let shareholders conveniently and inexpensively sell all of their shares.

This program is only available to shareholders who hold fewer than 100 shares of First Federal Bancorporation stock and will begin on _____________, 2001 and end on _____________, 2002, unless extended. Shares held in any First Federal Bancorporation employee benefit plans are not eligible.

First Federal Bancorporation values all of our shareholders and appreciates the confidence you express in the Company and its future. This Program is strictly voluntary and you are under no obligation to sell your shares.

If you wish to SELL ALL of your shares and your shares are held in direct registration, simply sign and date the attached Acceptance Card and return it in the envelope provided. If you hold stock certificates, please return them along with the signed Acceptance Card in the enclosed envelope. Do not sign the back of your certificate(s). We suggest that you send your stock certificate(s) via registered or certified mail, return receipt requested.

Check SELL box                      Enclose stock             Send all documents        Receive a check

and sign and date the      +        certificate          +    in the envelope       =   promptly after the initial
Acceptance Card                     (if applicable)           provided                  expiration date (________, 2002)


In order to sell your First Federal Bancorporation shares, your properly executed and signed Acceptance Card and stock certificate(s) must be received by 5:00 P.M. (Eastern Standard Time) on ____________, 2002. Please see the reverse side of this letter for terms and conditions as well as instructions.

If you have further questions or require additional assistance, please call the information agent, D.F. King & Co., Inc. toll free at 1-800-488-8075, Monday through Friday from 8:00 a.m. to 6:00 p.m. (Eastern Daylight Savings Time).

Sincerely,


Terry Nielsen
Controller, Investor Relations

                                Detach Card Here
 ................................................................................
       ACCEPTANCE CARD FOR SELLING SHARES OF FIRST FEDERAL BANCORPORATION

This  completed  card must be received by 5:00 p.m.  (Eastern  Daylight  Savings
Time) on _______________, 2002 at Odd Lot Securities Processing Center, P.O. Box 859208, Braintree, Massachusetts 02185-9208.

I own fewer than 100 shares of First Federal Bancorporation common stock (excluding my shares held through First Federal Bancorporation employee benefit plans). I authorize D.F. King & Co., Inc. to sell shares of First Federal Bancorporation stock as indicated below. I agree to the terms described in the Offer to Purchase dated ________________, 2001. I understand my election is irrevocable. If I am signing this card as a co-owner, I understand that these representations are intended to apply to all co-owners collectively. Note:
Failure to provide a TIN will result in approximately 30% withholding from your proceeds. If the TIN below is incorrect or blank, write the correct number and also sign the reverse side of this Acceptance Card.

1)  TIN                          2) SIGN HERE __________________________________


                                    --------------------------------------------
Shares Held       Account #         SIGNATURE OF OWNER (AND JOINT OWNER, IF ANY)

                                    3) DATE ____________________________________

                                    My telephone number is:_____________________

                                    [ ] SELL ALL MY FIRST FEDERAL BANCORPORATION
                                        SHARES

                                    *NOTICE FOR HOLDERS WHO HAVE LOST THEIR
                                     CERTIFICATES* If you hold certificated
                                     shares and any certificate for your shares is not presented along with this signed Acceptance Card, the unpresented shares will be deemed lost and your signature above will acknowledge that you agree to the terms and conditions of the affidavit described on the back of this card.

                              QUESTIONS AND ANSWERS


1.  HOW DO I SELL MY FIRST FEDERAL BANCORPORATION SHARES?

To sell your shares, check the SELL box on the Acceptance Card, sign and date the Acceptance Card in the same manner as your account is registered, and enclose it with your stock certificates in the envelope provided. DO NOT SIGN THE BACK OF YOUR CERTIFICATE(S). If your shares are in direct registration you only need to send the Acceptance Card. After submitting the documents, your decision is irrevocable and your account will be closed.

2.  WHAT WILL I BE PAID FOR MY FIRST FEDERAL BANCORPORATION SHARES?

The actual price you will be paid cannot be guaranteed in advance. All shares submitted through the program will be bought back by the company at the closing price for First Federal Bancorporation shares at the close of business on the Wednesday following receipt of your Acceptance Card. First Federal Bancorporation will absorb any processing fee for this transaction. There will be NO CHARGE TO THE SELLER.
   -----------------------

3.  WHEN WILL I RECEIVE MY MONEY?

Your check with an attached IRS From 1099B will be mailed promptly after the initial expiration date of the offer. Please allow sufficient time for the
Postal Service to deliver your check and IRS Form 1099B. If the Tax Identification Number (TIN) (i.e., Social Security Number for individuals and Federal Employers Number for employees) on the Acceptance Card is incorrect or is blank, please provide the correct number. Failure to produce a TIN will result in approximately 30% withholding from your proceeds.

4.  WHAT IF I HAVE LOST MY CERTIFICATE?

If you have lost any or all of your First Federal Bancorporation stock certificate(s) and wish to participate in the program, you must complete and sign both sides of the Acceptance Card. There will be NO charge to you to replace the stock certificate(s).

5.  HOW DO I FIND THE RECENT PRICE OF FIRST FEDERAL BANCORPORATION STOCK?

First Federal Bancorporation is listed on the Nasdaq under the symbol "BDJI". Closing prices can be found in most major newspapers under the symbol "FFDMN".

6.  HOW MUCH TIME DO I HAVE TO PARTICIPATE IN THE PROGRAM?

The program will expire on ____________, 2002. Your authorization must be received in good order by the Odd Lot Processing Center, no later than 5:00 P.M. (Eastern Standard Time) on that date.

        If you should have any questions or need assistance, please call:
                              D.F. KING & Co., Inc.
                                 1-800-488-8075

                                Detach Card Here
 ................................................................................

  IF YOU WISH TO PARTICIPATE IN THE FIRST FEDERAL BANCORPORATION SELL PROGRAM,
                     COMPLETE THE REVERSE SIDE OF THIS FORM

TERMS AND CONDITIONS FOR SHAREOWNERS WITH LOST CERTIFICATES: Please read the following information. Your signature on the reverse side of this form will indicate your acceptance of the terms of the bond of indemnity herein. AFFIDAVIT FOR LOST STOCK CERTIFICATE(S):

NOTE: An insurance premium of 2% of the value of the stock will be paid for by First Federal Bancorporation. There will be NO CHARGE to the seller. I am the lawful owner of the shares described on the reverse side of this form. I have made a diligent search for the certificate(s) and have been unable to find them and made this affidavit for the purpose of inducing the liquidation of the certificate(s) without surrender of the certificate(s) and the sale of the shares represented thereby, and hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s). The certificate(s) has (have) not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I, in consideration of the proceeds of the sale of the shares represented by the certificate(s), agree to indemnify, protect and hold harmless First Federal Bancorporation, Wells Fargo, D.F. King & Co., Inc., SAFECO Insurance Company of America and any other party to the transaction (the "Obligees"), from and against all losses, costs and damages, including court costs and attorney fees, which they may be subject to or liable for in respect to the cancellation and replacement of the certificate(s), the sale of shares represented thereby, and the distribution of the proceeds of the certificate(s). The rights accruing to the Obligees under the proceeding sentences shall not be limited by the negligence, inadvertence, accident, oversight, or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident or oversight, breach or failure may occur or have occurred. I agree that this affidavit shall be delivered to accompany a bond of indemnity #5926165 underwritten by SAFECO Insurance Company of America to protect the foregoing parties.

W-9 Certification
Under penalties of perjury, I certify that the number shown on this form is my correct U.S. taxpayer identification number, (2) I am not subject to backup withholding tax either because I have not been notified that I am subject to backup withholding tax as a result of failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding tax, and (3) I am a U.S. person. If I am signing this card as a co-owner, I understand that these representatives are intended to apply to all co-owners collectively. The Internal Revenue Service does not require your consent to any provisions of this document after the certifications required below to avoid backup withholding.

                                                                SEE REVERSE SIDE

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SIGNATURE(S)                               DATE